1
Exhibit 99.2
Q1 2025 Match Group Prepared Remarks
This is my first full-quarter earnings call as

Total Revenue

Q1 2025

$831M

(3)% vs. Q1 2024

Direct Revenue

Q1 2025

$812M

(4)% vs. Q1 2024

Operating Income

Q1 2025

$173M

(7)% vs. Q1 2024

21% Margin

Adjusted Operating Income

Q1 2025

$275M

(2)% vs. Q1 2024

33% Margin

Payers

Q1 2025

14.2M

(5)% vs. Q1 2024

RPP

Q1 2025

$19.07

+1% vs. Q1 2024

Operating Cash Flow

YTD March 31, 2025

$193M

Free Cash Flow

YTD March 31, 2025

$178M

CEO, and I want to start by saying how
proud I am to be here, and how
energized I am by the opportunity ahead.
We're a company with a powerful mission
– to spark meaningful connections. Our
job is to deliver on that mission with
urgency, excellence, and a consumer-first
mindset by building products that reflect
how people want to connect today.
Over the last three months, I have visited
many of our offices around the world,
spoken with hundreds of employees, and
gathered insights from thousands of
users across our apps. Each conversation
with a Match Group team member has
reinforced how deeply our people believe
in this mission. That mission-orientation,
combined with our product innovation
and platform scale, puts us in a strong
position to act decisively as we chart the
future of personal connection.
One of my priorities is evolving Match Group from a collection of independently managed brands into a unified product-led organization that prioritizes innovation and user outcomes and operates as one company, not four divisions, to gain the full benefits of our scale and multi-brand portfolio. Today we announced a reorganization centralizing key functions including select technology & data services, customer care and content moderation, media buying, and international go-to-
market functions – while still allowing each brand to maintain their independence and product roadmaps.
We’ve also taken some hard, but appropriate, steps today to sharpen our focus, including a planned 13% reduction of our workforce, as well as closing a number of open roles, and further tightening operating expenses. These actions position us to achieve more than $100 million in annualized savings, including approximately $45 million of in-year savings in 2025. But more importantly, these changes make us more nimble, more focused, and better aligned – enabling faster decision-making, reducing management layers (including around 1 in 5 managers overall) so individuals can have greater impact, and accelerating our ability to ship products

2
and features that deliver meaningful user outcomes. These savings will enable us to deliver the margin goals we outlined at our December Investor Day while also providing the ability to invest in ways that we believe will return us to growth.
I want to acknowledge the extraordinary contributions from, and give thanks to, those who will be leaving the company as a result of these decisions. Their hard work helped strengthen our position and make future success more possible.
We’re acting with urgency, making bold, long-term decisions, and relentlessly prioritizing user outcomes. The best tech companies operate in product-first, builder mode – and this next chapter at Match Group is about getting back to that: fewer layers, faster execution, and a culture focused on creating value through innovation.
This is a big change, and the company is responding positively to this culture shift.
We are already operating with greater clarity, discipline, and speed.
In fact, our solid financial and operating performance to start the year reflects the focus and resilience of our teams. In Q1, both Match Group Total Revenue and
Adjusted Operating Income (“AOI”) came in above the high end of our guidance, driven by business performance that was in-line with our expectations, favorable foreign exchange (“FX”) trends, and ongoing rigorous cost management.
1 Source: Sensor Tower. Combined downloads across Apple App Store and Google Play Store.

3
Tinder®
Turning now to Tinder, our biggest brand and the #1 most downloaded dating app worldwide1. We’re making tangible progress on our product roadmap and starting to see green shoots.
Our priorities at Tinder are to rebuild trust on the platform through a cleaner ecosystem; deliver better user outcomes; and re-energize the user experience, all of which are foundational to driving long-term engagement and sustainable growth.
While our Hinge brand leads the category for those looking for a serious relationship, or what we call “intentioned dating,” Tinder is the leading app for younger users looking for lighter, lower-pressure connections. To meet the needs of this Gen Z audience (age 18-27), we’re focused on building features that feel more fun and more spontaneous. Our effort is on reducing friction in how people engage with one another and evolving the experience to reflect a broader definition of connection.
We’re already seeing traction with this approach. Let me give you a few examples of how this is already showing up in Tinder:
We recently launched our Double Date feature in several European markets, allowing users to team up with a friend and match with other pairs. It’s resonating with our younger audience – nearly 90% of Double Date profiles are from users under 29, and women using Double Date are three times as likely to swipe right on a pair than an individual. The feature isn’t just driving engagement; it’s also growing our audience, with nearly 12% of invited users in these markets representing new registrations or reactivations. We plan to launch in several additional European,
Asian, and LatAm markets soon as we seek to create more fun opportunities for connection. The U.S. launch is planned for later this year.

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4
In addition, we launched The Game Game™ on iOS in numerous markets worldwide.
This voice-based experience was only out for the month of April, and it let users practice flirting with an artificial intelligence (“AI”) date to learn to break the ice through humor, storytelling, and playful interaction. Approximately three-quarters of a million Tinder users played it last month, demonstrating its ability to tackle one of the most common challenges we hear: just starting a conversation can feel intimidating. In addition to demonstrating our leading edge use of AI, The Game
Game drove significant viral awareness and reconsideration of Tinder, and gave us deep insights into how our users interact with voice AI, which will inform future product development.
And while we have been utilizing AI and machine learning for years in our core matching algorithm and in trust & safety, we are bringing AI deeper into our product experience. We are testing a new AI-enabled discovery experience in New Zealand that marks a major leap in utilizing AI in a new way to improve dating outcomes.
With permission of our users, it takes in more attributes – such as insights gleaned from their phone’s camera roll and responses to dynamic questions about what they are seeking – to generate a curated, personalized daily match. Early signals are promising, and we see this as a clear example of how AI can drive more relevant, higher-quality connections, and reflects our commitment to reimagining the experience beyond the Swipe® feature.
Each of these features is a clear example of how we’re reshaping the experience to better serve our target audiences. We’re listening, learning, and building with their needs in mind. We’re encouraged by our progress to date and I look forward to sharing more as we move forward.
Finally, we continue to invest in our industry-leading trust & safety initiatives to ensure that Tinder and other Match Group apps are the safest way to meet new people. We’ve been testing several new features aimed at validating the authenticity of users. In tests of these features, we’ve seen a more than 15% reduction in bad actor reports. Last week we announced another cutting-edge innovation aimed at ensuring user authenticity – our collaboration as the first dating or consumer social company to integrate with World ID. We will start with Tinder in Japan and then plan to roll out to other geographies and brands. Our broad scale, global reach, multi-brand portfolio, and ability to invest more in trust & safety than anyone in our category is an advantage that also improves user outcomes.

5
Hinge®
At Hinge, user momentum remains
strong and we’re seeing continued
great product traction. Since
launching globally in late March, our
new AI-powered recommendation
algorithm has driven a greater than
15% increase in matches and contact
exchanges, demonstrating the ability
of our investment in AI to significantly
improve user outcomes.
We’re also continuing to enhance in-
app coaching, including by providing
Prompt Feedback – an AI-powered
feature that suggests improvements to
profile prompts in real time – in the
onboarding flow to increase its impact
and exposure. We’re planning to test
Warm Introductions in the coming months, which will highlight shared interests to improve match quality. With continued innovation, strong brand resonance, and global expansion underway, we’re confident Hinge is well positioned to continue its leadership in intentioned dating.
International Expansion
One of Match Group’s core strengths is our ability to build and acquire compelling consumer apps. Our strategy has been consistent: first, we establish product-market fit, then we monetize, and finally we scale globally with a proven go-to-market playbook. In 2025, we’re leaning into this playbook with a number of global expansion efforts across the portfolio. For example, Hinge is on track to launch in
Brazil and Mexico in the second half of the year, as it seeks to serve intentioned daters in new markets. The League is planning to launch in the Middle East and
India to meet the demand for premium experiences in these regions. Azar is continuing its U.S. and Western Europe expansion, and Pairs recently launched in
South Korea. These moves highlight our focus on further unlocking growth by extending our reach, and we’re confident that by executing our playbook across our brands and new markets, we are well-positioned to create long-term value for both users and our company.

6
Closing Thoughts
We are in the early days of a transformation. Small, focused teams across the company are fueling a wave of innovation – from college-focused concepts out of our New York office, to a group meetup experience built by our Korea team, to offline event experimentation in Japan, to changes to the core of the Tinder app. And by leveraging AI, staying relentlessly user-first, and moving with speed, we have a real opportunity to reignite, and redefine, the future of human connection. The impact of deep learning is already reshaping our matching algorithms across the entire company, powering more personalized, more relevant, and more effective experiences for our users. And this is just the beginning.
The management team and I believe in our mission. I believe in our team. And I believe we will execute to drive growth and ultimately shareholder value over time.
Following our last earnings call – just four days into my role – I personally purchased
$2 million of Match Group stock at an average price of $34 per share. One quarter later, today, my conviction in our mission, our strategy, and our team has only strengthened. Given my confidence in our company, I plan to purchase an additional
$1 million of stock soon after our trading window opens.
2 Source: Sensor Tower. Combined downloads across Apple App Store and Google Play Store. Rank among all dating apps, as defined by Match Group.

7
Q1 2025 Financial Performance
We’re pleased with our start to the year and with our Q1 financial results. As Spencer mentioned, both Match Group Total Revenue and AOI exceeded the high-end of our guidance range in the quarter, driven by business performance that was in-line with our expectations, favorable FX trends, and ongoing cost discipline.
In Q1, Match Group’s Total Revenue was $831 million, down 3% year-over-year (“Y/Y”), down 1% Y/Y FX neutral (“FXN”). FX headwinds were $5 million less than we anticipated at the time of our last earnings call. Excluding the exit of our live streaming businesses (“Ex-Live”), Total Revenue was down 2% Y/Y, up 1% Y/Y FXN.
RPP grew 1% to $19.07, while Payers declined 5% Y/Y to 14.2 million. Indirect revenue was a record quarter, up 31% Y/Y, driven by an increase in spend from our top advertisers.
•Tinder Direct Revenue in Q1 was $447 million, down 7% Y/Y, down 4% FXN.
Tinder Payers declined 6% Y/Y to 9.1 million and RPP declined 1% Y/Y to $16.38.
Y/Y Payer declines were impacted by user trends, which are still declining Y/Y, but at a stable rate. Tinder’s monthly active users declined 9% Y/Y in Q1.
Operating Income (“OI”) in the quarter was $193 million, down 8% Y/Y, representing an OI margin of 42%. AOI in the quarter was $228 million, down
5% Y/Y, representing an AOI margin of 49%.
•Hinge continued its strong momentum in Q1 with Direct Revenue of $152 million, up 23% Y/Y, up 24% FXN. Hinge’s strong download performance continued across both core English-speaking and Western European markets.
Hinge maintained its number one ranking across 10 countries and the number two ranking in its Western European markets overall in the quarter2.

8
Payers grew 19% Y/Y to 1.7 million, driven by strong user growth. RPP grew 3%
to $29.90, driven largely by subscription price optimizations across several core markets. OI was $29 million in the quarter, up  55% Y/Y, representing an
OI margin of 19%. AOI was $43 million, up 47% Y/Y, representing an AOI margin of 28%.
•E&E Direct Revenue was $149 million, down 12% Y/Y, down 11% FXN, driven by
Evergreen brands’ declines of 15% Y/Y, partially offset by a 3% Y/Y increase at
Emerging brands. Ex-Live, E&E Direct Revenue was down 8% Y/Y, down 7% Y/Y
FXN. E&E is executing on its consolidation plans and is on track to migrate
Plenty of Fish and Meetic, its final two brands, later this year. Payers declined
16% Y/Y to 2.4 million, while RPP rose 5% Y/Y to $20.76. In Q1, E&E delivered OI of $7 million, down 61% Y/Y, representing an OI margin of 4%. AOI of $29 million was down 25% Y/Y, partially due to the timing of marketing spend, for an AOI margin of 19%.
•MG Asia delivered Direct Revenue of $64 million, down 11% Y/Y, down 7% FXN.
Ex-Live, Direct Revenue was down 2% Y/Y, up 3% FXN in Q1. Azar Direct
Revenue was down 1% Y/Y, up 5% Y/Y FXN, as it continued executing on its
European and U.S. expansion efforts. Pairs’ Direct Revenue was down 3% Y/Y, flat Y/Y FXN, driven by ongoing stability in the Japanese market. Across MG
Asia, Payers increased 5% Y/Y to 1 million, while RPP declined 15% Y/Y to $21.23, partially due to FX impacts. OI was $3 million in the quarter, representing an
OI margin of 5% and AOI was $19 million, up 43% Y/Y, representing an AOI margin of 30%. OI and AOI benefitted from a tax reserve release in the quarter.
In Q1, Total Company OI was $173 million, down 7% Y/Y, representing a margin of 21%, and AOI was $275 million, down 2% Y/Y, representing a margin of 33%.
Consolidated Operating Costs and Expenses
Including stock-based compensation (“SBC”) expense, total expenses were down 2%
Y/Y in Q1. Cost of revenue decreased 8% Y/Y, and represented 29% of Total Revenue, down one point Y/Y, driven by lower IAP fees and reduced variable expenses from the shutdown of our live streaming services mid-last year. Selling and marketing costs decreased $8 million or 5% Y/Y, due to lower marketing spend at Tinder and
MG Asia, and was flat as a percentage of Total Revenue at 19%. General and administrative costs increased 5% Y/Y, up one point Y/Y as a percentage of Total
Revenue to 13% driven primarily by severance and other employee compensation-
related costs. Product development costs grew 4% Y/Y as a result of higher SBC expense, primarily at Tinder and Hinge, and were up one point as a percent of Total
Revenue to 15%. Depreciation and amortization increased by $1 million Y/Y to $32 million.
3 Leverage is calculated utilizing the non-GAAP measure Adjusted Operating Income as the denominator. For a reconciliation of the non-GAAP measure for each period presented, see page 12.

9
Capital Allocation & Liquidity
Our gross leverage was 2.8x and net leverage3 was 2.4x at the end of Q1. We ended the quarter with $414 million of cash, cash equivalents and short-term investments on hand. In Q1, we repurchased 6.1 million of our shares at an average price of $32 per share on a trade date basis for a total of $195 million and paid $48 million in dividends, deploying over 135% of our free cash flow for capital return to shareholders. We maintain our commitment to return 100% of free cash flow to shareholders through share buybacks and the dividend. In late January, we repaid the $425 million outstanding balance on our Term Loan with cash on hand.
Financial Guidance
Q2 2025
We expect Q2 Total Revenue for Match Group of $850 million to $860 million, down
2% to flat Y/Y. This range assumes a one-point Y/Y tailwind from FX and a one-point
Y/Y headwind from the exit of Hakuna and other of our live streaming businesses.
FXN Ex-Live, we expect Total Revenue to be down 2% to down 1% Y/Y.
We expect Match Group AOI of $295 million to $300 million in Q2, representing a Y/Y decline of 3%, and AOI margin of approximately 35% at the midpoints of the ranges.
We expect costs associated with the restructuring of our operations to be $17 million in the quarter. Excluding these restructuring costs, we expect AOI to increase Y/Y by
3% and AOI margins to be approximately 37% at the mid-point of the ranges.

	Total Revenue	Adjusted Operating Income

Q2 2025	$850 to $860 million	$295 to $300 million

10
Full Year 2025 Guidance
Our full year 2025 Match Group Total Revenue guidance of $3,375 to $3,500 million remains unchanged.
Our full year results could be impacted by macroeconomic conditions or changes in
FX rates, both of which remain volatile and difficult to predict. Our business is not directly subject to tariffs and because a significant portion of our revenue is derived from subscriptions, which tend to be stickier than impulse purchases like à la carte
(“ALC”), our business has historically been relatively resilient to macroeconomic impacts. We’ve seen some impact to ALC revenue in the past, especially at our brands with younger users or those with less discretionary income, and we’ve started to see some impact to ALC revenue at Tinder in recent weeks, which we are monitoring closely. We are prepared to take pricing, merchandising, or other actions to minimize the impact to our financial performance should these trends persist.
The recent decline in the dollar relative to other major currencies helped our Q1 results, and we expect FX to be a tailwind to Y/Y Total Revenue growth in Q2, helping to offset any consumer spending-related headwinds.
We expect Match Group AOI to be within the previously disclosed full year guidance range of $1,232 to $1,278 million on an as reported basis, and roughly in the middle of the range when excluding approximately $25 million in costs associated with the restructuring of our operations. We expect to achieve our full year AOI margin target of 36.5%, excluding these restructuring costs.
We now expect SBC expense in 2025 of $280 to $290 million, meaningfully lower than the range we provided at our last earnings call, due to restructuring of our operations and our continued focus on managing headcount and SBC expense.
As Spencer outlined, we’ve taken meaningful steps to become a flatter, more efficient,  product-first organization. We expect these changes to help us achieve our margin goals (excluding costs associated with the restructuring of our operations)
and better position the company to weather any macro headwinds. We expect them to also greatly improve product execution and accelerate innovation, which in turn should lead to improved growth and shareholder value over time.

11
Appendix
Reconciliations of GAAP to Non-GAAP Measures
Reconciliation of Operating Income to Adjusted Operating Income

	Three Months Ended March 31, 2025
	Tinder	Hinge	E&E	MG Asia	Corporate & unallocated costs	Eliminations	Total Match Group

	(Dollars in thousands)
Operating Income (Loss)	$193,348	$28,625	$6,678	$3,447	$(59,505)	$—	$172,593
Stock-based compensation expense	25,315	13,232	12,227	4,834	14,786	—	70,394
Depreciation	9,805	718	6,317	3,674	1,215	—	21,729
Amortization of intangibles	—	—	3,453	7,025	—	—	10,478
Adjusted Operating Income (Loss)	$228,468	$42,575	$28,675	$18,980	$(43,504)	$—	$275,194

Revenue	$463,416	$152,243	$152,429	$63,823	$—	$(733)	$831,178
Operating Income Margin	42%	19%	4%	5%	NA	NA	21%
Adjusted Operating Income Margin	49%	28%	19%	30%	NA	NA	33%

	Three Months Ended March 31, 2024
	Tinder	Hinge	E&E	MG Asia	Corporate & unallocated costs	Eliminations	Total Match Group

	(Dollars in thousands)
Operating Income (Loss)	$210,042	$18,505	$17,321	$(7,667)	$(53,463)	$—	$184,738
Stock-based compensation expense	20,541	9,915	14,048	8,081	11,235	—	63,820
Depreciation	9,253	535	4,838	4,590	1,305	—	20,521
Amortization of intangibles	—	—	2,069	8,298	—	—	10,367
Adjusted Operating Income	$239,836	$28,955	$38,276	$13,302	$(40,923)	$—	$279,446

Revenue	$493,110	$123,753	$171,136	$71,648	$—	$—	$859,647
Operating Income (Loss) Margin	43%	15%	10%	(11)%	NA	NA	21%
Adjusted Operating Income Margin	49%	23%	22%	19%	NA	NA	33%

12
Reconciliation of Operating Income to Adjusted Operating Income used in Leverage Ratios

Twelve months ended March 31, 2025
(In thousands)
Operating Income	811,167
Stock-based compensation expense	273,955
Depreciation	88,707
Impairments and amortization of intangibles	74,286
Adjusted Operating Income	$1,248,115
Reconciliation of Forecasted Operating Income to Forecasted Adjusted
Operating Income

	Three Months Ended June 30, 2025	Year Ended December 31, 2025
	(In millions)
Operating Income	$195 to $200	$837 to $868
Stock-based compensation expense	71	280 to 290
Depreciation and amortization of intangibles	29	115 to 120
Adjusted Operating Income	$295 to $300	$1,232 to $1,278

Revenue	$850 to $860	$3,375 to $3,500
Operating Income Margin (at the mid-point of the ranges)	23%	25%
Adjusted Operating Income Margin (at the mid-point of the ranges)	35%	36.5%
Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended March 31,
	2025	2024

	(In thousands)
Net cash provided by operating activities	$193,117	$284,103
Capital expenditures	(15,427)	(17,234)
Free Cash Flow	$177,690	$266,869

13
Reconciliation of GAAP Revenue to Non-GAAP Revenue, Excluding
Foreign Exchange Effects

	Three Months Ended March 31,
	2025	$ Change	% Change	2024

(Dollars in millions, rounding differences may occur)
Total Revenue, as reported	$831.2	$(28.5)	(3)%	$859.6
Foreign exchange effects	19.4
Total Revenue, excluding foreign exchange effects	$850.6	$(9.0)	(1)%	$859.6

Total Revenue, excluding Hakuna and other of our live streaming services, as reported	$831.2	$(15.1)	(2)%	$846.3
Foreign exchange effects	19.4
Total Revenue, excluding Hakuna and other of our live streaming services, excluding foreign exchange effects	$850.6	$4.3	1%	$846.3

Direct Revenue, as reported	$812.4	$(32.9)	(4)%	$845.3
Foreign exchange effects	19.0
Direct Revenue, excluding foreign exchange effects	$831.5	$(13.8)	(2)%	$845.3

Tinder Direct Revenue, as reported	$447.4	$(34.1)	(7)%	$481.5
Foreign exchange effects	13.0
Tinder Direct Revenue, excluding foreign exchange effects	$460.4	$(21.1)	(4)%	$481.5

Hinge Direct Revenue, as reported	$152.2	$28.5	23%	$123.8
Foreign exchange effects	1.5
Hinge Direct Revenue, excluding foreign exchange effects	$153.7	$30.0	24%	$123.8

E&E Direct Revenue, as reported	$149.2	$(19.5)	(12)%	$168.6
Foreign exchange effects	1.4
E&E Direct Revenue, excluding foreign exchange effects	$150.6	$(18.0)	(11)%	$168.6

E&E, excluding live streaming, Direct Revenue, as reported	$149.2	$(12.7)	(8)%	$161.8
Foreign exchange effects	1.4
E&E, excluding live streaming, Direct Revenue, excluding foreign exchange effects	$150.6	$(11.2)	(7)%	$161.8

MG Asia Direct Revenue, as reported	$63.7	$(7.8)	(11)%	$71.5
Foreign exchange effects	3.1
MG Asia Direct Revenue, excluding foreign exchange effects	$66.8	$(4.7)	(7)%	$71.5

MG Asia Direct Revenue excluding Hakuna, as reported	$63.7	$(1.2)	(2)%	$64.9
Foreign exchange effects	3.1
MG Asia Direct Revenue excluding Hakuna, excluding foreign exchange effects	$66.8	$1.9	3%	$64.9

Azar Direct Revenue	$36.5	$(0.5)	(1)%	$37.0
Foreign exchange effects	2.4
Azar Direct Revenue, excluding foreign exchange effects	$38.9	$1.9	5%	$37.0

Pairs Direct Revenue, as reported	$27.1	$(0.7)	(3)%	$27.8
Foreign exchange effects	0.7
Pairs Direct Revenue, excluding foreign exchange effects	$27.9	$0.1	—%	$27.8

14
Non-GAAP Financial Measures
Match Group reports Adjusted Operating Income, Adjusted Operating Income Margin, Free Cash Flow,
and Revenue Excluding Foreign Exchange Effects, all of which are supplemental measures to U.S.
generally accepted accounting principles (“GAAP”). The Adjusted Operating Income, Adjusted
Operating Income Margin, and Free Cash Flow measures are among the primary metrics by which we evaluate the performance of our business, on which our internal budget is based and by which management is compensated. Revenue Excluding Foreign Exchange Effects provides a comparable framework for assessing the performance of our business without the effect of exchange rate differences when compared to prior periods. We believe that investors should have access to the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results. Match Group endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which we describe below. Interim results are not necessarily indicative of the results that may be expected for a full year.
Definitions of Non-GAAP Measures
Adjusted Operating Income is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable, and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements, as applicable. We believe Adjusted Operating Income is useful to analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items are excluded from our Adjusted Operating Income measure because they are non-cash in nature. Adjusted
Operating Income has certain limitations because it excludes certain expenses.
Adjusted Operating Income Margin is defined as Adjusted Operating Income divided by revenues. We believe Adjusted Operating Income Margin is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted
Operating Income Margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.
Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.
We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes. In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events. We manage our business for cash, and we think it is of utmost importance to maximize cash – but our primary valuation metric is Adjusted Operating
Income.
Revenue Excluding Foreign Exchange Effects is calculated by translating current period revenues using prior period exchange rates. The percentage change in Revenue Excluding Foreign Exchange
Effects is calculated by determining the change in current period revenues over prior period revenues where current period revenues are translated using prior period exchange rates. We believe the impact of foreign exchange rates on Match Group, due to its global reach, may be an important factor in

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understanding period over period comparisons if movement in rates is significant. Since our results are reported in U.S. dollars, international revenues are favorably impacted as the U.S. dollar weakens relative to other currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other currencies.
We believe the presentation of revenue excluding foreign exchange effects in addition to reported revenue helps improve the ability to understand Match Group’s performance because it excludes the impact of foreign currency volatility that is not indicative of Match Group’s core operating results.
Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures
Stock-based compensation expense consists principally of expense associated with the grants of
RSUs, performance-based RSUs, and market-based awards. These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding using the treasury stock method;
however, performance-based RSUs and market-based awards are included only to the extent the applicable performance or market condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). To the extent stock-based awards are settled on a net basis, we remit the required tax-withholding amounts from our current funds.
Depreciation is a non-cash expense relating to our property and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.
Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer lists, trade names and technology, are valued and amortized over their estimated lives. Value is also assigned to (i) acquired indefinite-lived intangible assets, which consist of trade names and trademarks, and (ii) goodwill, which are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.
Additional Definitions
Tinder consists of the world-wide activity of the brand Tinder®.
Hinge consists of the world-wide activity of the brand Hinge®.
Evergreen & Emerging (“E&E”) consists of the world-wide activity of our Evergreen brands including
Match®, Meetic®, OkCupid®, Plenty Of Fish®, and a number of demographically focused brands and our
Emerging brands including BLK®, ChispaTM, The League®, Archer®, Upward®, YuzuTM, and other smaller brands.
Match Group Asia (“MG Asia”) consists of the world-wide activity of the brands Pairs® and Azar®.
Direct Revenue is revenue that is received directly from end users of our services and includes both subscription and à la carte revenue.
Indirect Revenue is revenue that is not received directly from end users of our services, substantially all of which is advertising revenue.
Payers are unique users at a brand level in a given month from whom we earned Direct Revenue.
When presented as a quarter-to-date or year-to-date value, Payers represents the average of the monthly values for the respective period presented. At a consolidated level and a business unit level to the extent a business unit consists of multiple brands, duplicate Payers may exist when we earn

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revenue from the same individual at multiple brands in a given month, as we are unable to identify unique individuals across brands in the Match Group portfolio.
Revenue Per Payer (“RPP”) is the average monthly revenue earned from a Payer and is Direct Revenue for a period divided by the Payers in the period, further divided by the number of months in the period.
Monthly Active User (“MAU”) is a unique registered user at a brand level who has visited the brand’s app or, if applicable, their website in the last 28 days as of the measurement date. At a consolidated level and a business unit level to the extent a business unit consists of multiple brands, duplicate users will exist within MAU when the same individual visits multiple brands in a given month.
Leverage on a gross basis is calculated as principal debt balance divided by Adjusted Operating
Income for the period referenced.
Leverage on a net basis is calculated as principal debt balance less cash and cash equivalents and short-term investments divided by Adjusted Operating Income for the period referenced.
Safe Harbor Statement Under the Private Securities Litigation Reform Act
of 1995
These prepared remarks and our conference call, which will be held at 8:30 a.m. Eastern Time on May 8,
2025, may contain “forward-looking statements” within the meaning of the Private Securities Litigation
Reform Act of 1995. All statements that are not historical facts are “forward looking statements.” The use of words such as “anticipates,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: Match Group’s future financial performance, Match Group’s business prospects and strategy, anticipated trends, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.
Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: our ability to maintain or grow the size of our user base and convert users to paying users, competition, the limited operating history of some of our brands, our ability to attract users to our services through cost-effective marketing and related efforts, our ability to distribute our services through third parties and offset related fees, risks relating to our use of artificial intelligence, foreign currency exchange rate fluctuations, the integrity and scalability of our systems and infrastructure (and those of third parties) and our ability to adapt ours to changes in a timely and cost-effective manner, our ability to protect our systems from cyberattacks and to protect personal and confidential user information, impacts to our offices and employees from more frequent extreme weather events, risks relating to certain of our international operations and acquisitions, damage to our brands' reputations as a result of inappropriate actions by users of our services, and macroeconomic conditions. Certain of these and other risks and uncertainties are discussed in Match Group’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect Match Group’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Match Group management as of the date of this press release. Match
Group does not undertake to update these forward-looking statements.